SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 OMI CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
(TM) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials:
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:
                                  ----------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------
      (3)  Filing Party:
                        --------------------------------------------------------
      (4)  Date Filed:
                     -----------------------------------------------------------

            OMI CORPORATION o One Station Place o Stamford, CT 06902



April 8, 2002




DEAR STOCKHOLDER:

     You are cordially invited to attend the 2002 annual meeting of OMI Corporation stockholders to be held at The New York Helmsley Hotel, Knickerbocker B Room, Third Floor, 212 East 42nd Street, New York, New York, on Thursday, May 23, 2002 at 9:00 a.m.

     Matters to be considered and acted upon by our stockholders include the election of directors and ratification of the appointment of OMI Corporation's certified public accountants. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating, and mailing the enclosed proxy will be appreciated.


                                         Sincerely,


                                         /s/ CRAIG H. STEVENSON, JR.
                                         ---------------------------------------
                                             Craig H. Stevenson, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                               OF OMI CORPORATION
                                  TO BE HELD ON
                                  MAY 23, 2002

                                ----------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMI Corporation will be held at The New York Helmsley Hotel, Knickerbocker B Room, Third Floor, 212 East 42nd Street, New York, New York on Thursday, May 23, 2002, at 9:00 a.m. (Eastern Daylight Savings Time), for the following purposes:

     (1) To elect three directors (Class I) for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) To ratify the appointment of Deloitte & Touche LLP as auditors of OMI Corporation and various subsidiaries for the year ending December 31, 2002; and

     (3) To consider and act on such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 2, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     A complete list of the stockholders entitled to vote at the meeting will be located at the offices of OMI Corporation, One Station Place, Stamford, Connecticut, at least 10 days prior to the meeting.


                                            By Order of the Board of Directors


                                            /s/ FREDRIC S. LONDON
                                            ------------------------------------
                                                Fredric S. London
                                                Secretary

Stamford, Connecticut
April 8, 2002


                                    IMPORTANT

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                 PROXY STATEMENT

     The following statement is submitted to stockholders in connection with the solicitation of proxies for the Annual Meeting of Stockholders of OMI Corporation ("OMI" or the "Company") to be held May 23, 2002. OMI's corporate headquarters is located at One Station Place, Stamford, Connecticut 06902. The Annual Meeting will be held at The New York Helmsley Hotel, Knickerbocker B Room, Third Floor, 212 East 42nd Street, New York, New York. A proxy for this meeting is enclosed. This proxy statement is being mailed on or about April 19, 2002 to shareholders of record as of April 2, 2002.

     The purposes of the meeting are:

     (1) to elect three directors for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) to ratify the appointment of Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the current year; and

     (3) to consider and act on such other business as may properly come before the meeting.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of the Board of Directors of OMI. The cost of this solicitation will be paid by OMI. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and Proxy Statement, which are enclosed. The solicitation will be conducted principally by mail, although directors, officers and employees of OMI and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and OMI will reimburse such persons for their expenses in so doing. OMI is also retaining Investor Com to solicit proxies and will pay it a fee of $5,000.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the meeting and voted in accordance with the specifications, if any, made on the proxy. If no specification is made, the proxies will be voted FOR the management slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as auditors. A proxy is revocable at any time prior to being voted by giving written notice to the Secretary of OMI or by attending the meeting and voting in person.

                                VOTING SECURITIES

     As of April 2, 2002, the record date for the meeting, OMI had outstanding 70,259,163 shares of common stock, par value $.50 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote per share on all matters to come before the meeting, including the election of directors. The election of each nominee for director and the ratification of Deloitte & Touche LLP as auditors require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting. Broker non-votes will not be treated as votes cast with respect to any matter presented at the Annual Meeting and abstentions will be treated as negative votes on all matters other than election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF OMI

     (a) The following tables sets forth, as of March 26, 2002, certain information with respect to (i) each person known to OMI to be the beneficial owner of more than five percent (5%) of OMI's Common Stock, which is the only class of outstanding voting securities, (ii) each director, (iii) each of certain executive officers, (iv) the Board Nominees and (v) all directors and all executive officers as a group:


    NAME AND ADDRESS OF                                                          AMOUNT AND NATURE OF             PERCENT
     BENEFICIAL OWNER                                                           BENEFICIAL OWNERSHIP (1)          OF CLASS
    -------------------                                                         ------------------------          --------
State Street Research and Management Company ...................................      5,897,000                     8.39
One Financial Center, 30th Floor
Boston, MA 02111-2690

Craig H. Stevenson, Jr. (2) ....................................................      1,152,794                     1.64
Robert L. Bugbee (3) ...........................................................        589,620                       *
Kathleen C. Haines (4) .........................................................        196,815                       *
Fredric S. London (5) ..........................................................        504,697                       *
Henry Blaustein (6) ............................................................        250,900                       *
James N. Hood (7) ..............................................................         91,557                       *
James D. Woods (7) .............................................................        127,407                       *
Michael Klebanoff (7) ..........................................................        486,403                       *
Edward Spiegel (8) .............................................................        196,984                       *
Donald C. Trauscht (9) .........................................................         43,000                       *
Philip J. Shapiro ..............................................................          8,000                       *
All directors, nominees and executive officers as a group (13 persons) .........      3,778,179                      5.38%


-----------

* Represents holdings of less than one percent.

(1) Includes all shares with respect to which each person, executive officer or director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. With respect to executive officers, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan, shares owned under the OMI Corporation 2001 Incentive Bonus Plan, and shares held under the OMI Corporation Savings Plan. With respect to non-employee directors, includes shares that may be purchased under currently exercisable stock options granted pursuant to the OMI Corporation 1998 Stock Option Plan and shares owned under the OMI Corporation 2001 Incentive Bonus Plan. With respect to executive officers and non-employee directors, also includes restricted shares awarded on July 2, 2001. For a description of the OMI Corporation 2001 Restricted Stock Plan see footnote 1 under Summary Compensation Table on page 6.

(2) Includes options to purchase 338,333 shares, 2,000 shares held in a corporation in which the executive has no interest but his spouse owns a 50% interest and 300,000 restricted shares.

(3) Includes options to purchase 198,333 shares, 1,000 shares owned by his spouse and 200,000 restricted shares.

(4)  Includes options to purchase 69,666 shares and 100,000 restricted shares.

(5) Includes options to purchase 142,000 shares, 24,000 shares owned by his children and 100,000 restricted shares.

(6)  Includes options to purchase 135,000 shares and 100,000 restricted shares.

(7)  Includes options to purchase 36,666 shares and 20,000 restricted shares.

(8) Includes options to purchase 36,666 shares, 14,000 shares owned by his children, 5,000 shares owned by a foundation and 20,000 restricted shares.

(9)  Includes options to purchase 10,000 shares and 20,000 restricted shares.


                              ELECTION OF DIRECTORS

     Pursuant to OMI's Articles of Incorporation and By-Laws, the Board of Directors of OMI is divided into three classes as set forth in the following table. Each class consists of three directors. The directors in each class hold office for staggered terms of three years. The three Class I directors, Messrs. Robert Bugbee, James N. Hood and Philip J. Shapiro whose present terms expire in 2002, are being proposed for new three year terms (expiring in 2005) at this Annual Meeting. Mr. Bugbee was elected by the then current shareholder of the Company (then OMI Corp. and later known as "Marine Transport Corporation", and referred to herein as "Old OMI") prior to the Company being spun off to Old OMI's shareholders on June 17, 1998 (the "Spin-off") and Mr. Hood was elected director on the day of the Spin-off, June 17, 1998. Mr. Shapiro was elected director on April 3, 2002.

     The nominees in Class I are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as Proxies have discretionary authority to vote for a substitute nominee named by the Nominating Committee, or the Nominating Committee may reduce the number of directors to be determined and elected.

     The Board of Directors recommends a vote in favor of the election of the nominees for directors.

     The following tables set forth certain information regarding the members of and nominees for the Board of Directors:


                                                        CLASS AND
                                                         YEAR IN                                                  FIRST
        NAME AND                                        WHICH TERM                     PRINCIPAL                 BECAME A
   OTHER INFORMATION                  AGE               WILL EXPIRE                    OCCUPATION                DIRECTOR
   -----------------                  ---               -----------                    ----------                --------

                                              NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING
Robert Bugbee ...................     41                  Class I              Chief Operating Officer and       1/15/98
                                                           2005                President of OMI Corporation

James N. Hood ...................     67                  Class I              Retired former President and      6/17/98
                                                           2005                Chief Executive Officer of
                                                                               Teekay Shipping Corporation

Philip J. Shapiro ...............     49                  Class I              President and Chief Executive     4/03/02
                                                           2005                Officer of Liberty Maritime
                                                                               Corporation


                                                      DIRECTORS WHOSE TERMS CONTINUE
Michael Klebanoff ...............     81                  Class III            Private investor; Chairman        6/17/98
                                                           2004                Emeritus of OMI Corporation

Edward Spiegel ..................     63                  Class II             Private investor, former          6/17/98
                                                            2003               partner of Goldman Sachs

Craig H. Stevenson, Jr. .........     48                  Class II             Chairman of the Board and         1/15/98
                                                            2003               Chief Executive Officer of OMI
                                                                               Corporation

Donald C. Trauscht ..............     68                  Class III            Chairman, BW Capital             12/01/00
                                                            2004               Corporation

James D. Woods ..................     70                  Class II             Chairman Emeritus and             6/17/98
                                                            2003               Consultant to Baker Hughes Inc.



            ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

     During 2001, there were four Board of Directors' meetings of the Company. All Directors attended all of the meetings.

     The Audit Committee, comprising Messrs. Spiegel, Hood and Klebanoff, recommends to the Board the auditors to be appointed by the Company, reviews the results of each year's audit, evaluates any recommendations the auditors may propose with respect to the Company's internal controls and procedures and oversees the responses made to any such recommendations. The Compensation Committee, comprising Messrs. Woods and Trauscht, reviews and determines the compensation of the Company's executives. In 2001, the Audit Committee met twice for the purpose of reviewing audit procedures and inquiring into financial, legal, and other matters, and the Compensation Committee met four times for the purpose of reviewing overall compensation and employee benefit practices and programs. The Board of Directors recently established a Nominating Committee to find and nominate Directors. Messrs. Trauscht and Woods are the members of the Nominating Committee. Each director attended at least 75% of the aggregate number of the Board of Directors meetings and the meetings of committees of which the director was a member.

     ROBERT BUGBEE was elected President effective January 25, 2002. He was previously elected Executive Vice President effective January 1, 2001, Director and Senior Vice President in 1998 and Chief Operating Officer in March 2000. He was Senior Vice President of Old OMI from August 1995 to June 1998. Mr. Bugbee joined Old OMI in February 1995.

     JAMES N. HOOD was President and Chief Executive Officer of Teekay Shipping Corporation from 1992 to 1998, Director of Teekay Shipping Corporation from 1993 to 1998 and consultant to Teekay Shipping Corporation from 1998 to 2000. In addition to his 23 years of shore service in various senior management positions, Captain Hood served at sea for 19 years, including four years of command experience.

     PHILIP J. SHAPIRO was elected director on April 3, 2002. Since 1988 he has been the President and Chief Executive Officer of Liberty Maritime Corporation, the largest privately held independent operator of U.S. flag dry bulk vessels. Mr. Shapiro is also a Director of The Steamship Mutual Protection and Indemnity Club and is an elected member of the American Bureau of Shipping.

     CRAIG H. STEVENSON JR. was appointed President and Chief Executive Officer of the Company in 1998 and was elected Chairman of the Board of Directors that year. Mr. Stevenson was President until January 25, 2002 when Mr. Robert Bugbee was promoted from Executive Vice President to President of the Company. Mr. Stevenson had been Chief Executive Officer of Old OMI from January 1997 and was President of Old OMI from November 1995 to June 1998.

     MICHAEL KLEBANOFF is a private investor. He was President of Old OMI from 1969 to 1983 and was Chairman of the Board of Old OMI from 1983 until November 1995.

     DONALD C. TRAUSCHT was elected director on December 1, 2000. He has been Chairman, BW Capital Corporation since 1966. From 1967 to 1995, Mr. Trauscht held a number of positions at Borg Warner Corporation, including Chairman and Chief Executive Officer. Mr. Trauscht is a director of Esco Technologies, Inc. and Global Motorsports, Inc.

     EDWARD SPIEGEL was a general partner of Goldman Sachs from 1984 to 1996. Mr. Spiegel is a Chartered Financial Analyst and a member of the New York Society of Security Analysts. Mr. Spiegel is an Advisory Director of Goldman Sachs & Co.

     JAMES D. WOODS is Chairman Emeritus and consultant to Baker Hughes Inc., one of the largest companies in the oil-services industry, and worked for its predecessor from 1955 to 1997. From January 1989 until January of 1997 Mr. Woods was Chairman of the Board and Chief Executive Officer of Baker Hughes Inc. Mr. Woods is also a director of Varco International Inc., Integrated Electrical Services, Esco Technologies and United States Energy Company, Inc.


CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     No current Director or nominee for Director had any business relationship with the Company in 2001.

                            COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive any fees or remuneration for services as members of the Board of Directors or of any Committee thereof. Each non-employee director in 2001 was compensated $32,000 annually (except Michael Klebanoff receives $50,000 per year by virtue of an agreement made by the predecessor of the Company in 1984), $1,000 per committee membership, $1,500 per board and committee meeting attended and $750 for telephone conferences not constituting a formal meeting. Mr. Spiegel and Mr. Hood received shares in the Company in 2001 in lieu of $20,000 of the annual fee (the annual fee was raised from $20,000 to $32,000 later in the year) at the closing prices on the day of the first board meeting of 2001. The closing price was $6.50 per share and the number of shares each of such directors received was 3,077. Mr. Hood also received 11,073 shares in 2002 at $2.89 per share in lieu of his annual fee. In 2001 each non-employee director also received 20,000 restricted shares under the OMI Corporation 2001 Restricted Stock Plan.

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows the compensation paid by the Company in 1999, in 2000 and in 2001 to each of the Company's five most highly compensated executive officers (the "named executive officers").


                                            SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                               ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                         ------------------------------------     ----------------------------
                                                                 OTHER ANNUAL                         OPTIONS        ALL OTHER
         NAME AND                        SALARY      BONUS       COMPENSATION       RESTRICTED          SARs        COMPENSATION
     PRINCIPAL POSITION        YEAR      ($)(4)      ($)(4)         ($)(5)        AWARDS (#/$)(1)      (#)(2)          ($)(3)
-------------------------      ----      ------      ------      ------------     ---------------     ---------     ------------
Craig H. Stevenson, Jr. .....  2001     528,800      540,000        7,653        300,000/$1,194,000        0            45,338
President and Chief            2000     389,000      215,122        6,440               0               415,000        449,410
Executive Officer              1999     389,000      121,620       97,866               0                  0            63,492

Robert  Bugbee ..............  2001     398,077      405,000        7,169        200,000/$796,000          0            55,450
Executive Vice President/      2000     282,000      143,414        5,855               0               275,000        298,744
Commercial and                 1999     282,000       81,080       12,739               0                  0            22,406
Chief Operating Officer

Kathleen C. Haines ..........  2001     278,846      279,000        1,209        100,000/$398,000          0            63,812
Sr. Vice President, Chief      2000     178,565       35,854        1,209               0                90,000         82,878
Financial Officer and          1999     147,900       21,100        1,209               0                  0            12,904
Treasurer

Fredric S. London ...........  2001     289,231      279,000        7,204        100,000/$398,000          0            24,106
Sr. Vice President, General    2000     246,000       89,634        7,419               0               190,000        192,285
Counsel and Secretary          1999     246,000       50,674        6,527               0                  0            17,920

Henry Blaustein .............  2001     304,231      292,500        1,209        100,000/$398,000          0            48,827
Sr. Vice President, OMI        2000     250,000       89,634        1,209               0               190,000        192,242
Marine Services LLC            1999     250,000       50,674        1,209               0                  0            23,344


----------

(1) Restricted shares awarded on July 2, 2001 under the OMI Corporation 2001 Restricted Stock Plan which provides that the restrictions on 25% of the shares will lapse on July 2, 2004 and July 2, 2006, respectively, and the restrictions on the remainder of the shares will lapse upon the participant's retirement, subject to the fulfillment of certain other conditions. All restrictions also lapse in the event of a Change in Control (as defined in the employment contracts referred to under Employment Contracts on page 7). During the restriction period each participant shall be entitled to any dividends paid on the shares.

(2) Options granted under the Old OMI 1995 Incentive Equity Plan and converted to the OMI Corporation 1998 Stock Option Plan (the "Plan") to the named executive officers. No stock appreciation rights ("SARs") have been granted under the Plan.

(3) Includes (i) amounts contributed under the OMI Corporation Savings Plan and OMI Corporation Executive Savings Plan in 2001 for Mr. Stevenson at a value of $44,708, for Ms. Haines at a value of $18,955, for Mr. London at a value of $23,140, for Mr. Bugbee at a value of $32,562 and for Mr. Blaustein at a value of $23,404, (ii) amounts reflecting the cost of group-term life insurance coverage for Mr. Stevenson at a cost of $630, for Ms. Haines at a cost of $630, for Mr. London at a cost of $966, for Mr. Bugbee at a cost of $420, and for Mr. Blaustein at a cost of $1,806 and (iii) in 2000 amounts representing the difference between the market price of common stock at the date of grant of options to purchase such stock and the $1.50 per share grant price, resulting in a value for Mr. Stevenson of $412,800, for Ms. Haines of $68,800, for Mr. London of $172,000, for Mr. Bugbee of $275,200 and for Mr. Blaustein of $172,000. The options, in addition to bonus payments, replaced a bonus unit plan of comparable value to the named executives.

(4) Represents amounts earned the relevant year. In some instances, the payment of all or a portion may have been deferred to a subsequent year.

(5) The Company pays the costs of a membership, including dues and assessments, for a club to be used for business purposes by senior executives. The amounts listed represent such costs and a car allowance in the amount of $1,209 per year.

EMPLOYMENT CONTRACTS

     OMI has employment agreements with Messrs. Stevenson, Bugbee, London, Blaustein and Ms. Haines which provide for an annual base salary and a performance incentive bonus. The base salary is the amount paid in the previous year plus any raise granted by the OMI Board. Under the contracts, bonuses are paid at the discretion of the OMI Board. Each of these agreements also provides that if the executive's employment (i) is terminated without cause (as defined in his employment agreement), (ii) the executive voluntarily terminates his employment within 90 days of a relocation (following a Change in Control) or reduction in compensation or responsibilities, or (iii) the executive is disabled (as defined in his employment agreement), such executive will continue to receive base salary and other benefits for a period of two years. Following a Change in Control (as defined in his employment agreement), the executive's future bonuses will be equal to 150% of the executive's annual salary. If such an executive's employment is terminated by the Company (other than for "cause" or becoming "disabled") within two years after a Change in Control, OMI is required to pay the executive a bonus equal to 150% of the then effective annual salary of the executive (the "termination bonus"). In addition, in the event of a Change in Control (as defined in the employment agreement) and if any such executive's employment is terminated by OMI without cause (other than for reasons of disability) or by the employee as described in clause (ii) above, within 2 years before or after such a Change in Control, OMI will pay such executive an amount equal to three times the sum of his then current base salary and his termination bonus, reduced, in the case of a termination occurring prior to such a change in control by any severance theretofore paid to the employee under his employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

     In 2001 the named executive officers were not granted any options.

AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END OPTIONS VALUES

     The following summarizes the exercises of stock options by the named executive officers and year-end option values:


                                                                          NUMBER OF SECURITIES       VALUE OF IN-THE-
                                                                          UNDERLYING UNEXERCISED      MONEY OPTIONS AT
                                              SHARES                      OPTIONS AT FISCAL YEAR       FISCAL YEAR END
                                            ACQUIRED ON      VALUE         END EXERCISABLE (1)/        EXERCISABLE (1)/
NAME                                          EXERCISE      REALIZED ($)     UNEXERCISABLE (2)       UNEXERCISABLE ($)(2)
----                                        -----------     ------------  ----------------------     --------------------
Craig H. Stevenson, Jr. .................       --             --                278,333(1)                297,600(1)
                                                                                 236,667(2)                      0(2)

Robert Bugbee ...........................      30,000        175,300             158,333(1)                124,000(1)
                                                                                 156,667(2)                      0(2)

Fredric S. London .......................       --             --                117,000(1)                128,130(1)
                                                                                 110,000(2)                      0(2)

Kathleen C. Haines ......................       --             --                 59,666(1)                 52,550(1)
                                                                                  53,334(2)                      0(2)

Henry Blaustein .........................       --             --                110,000                   124,000(1)
                                                                                 110,000                         0(2)


     Certain of the unexercisable options could be exercised and sold but the Executive was not entitled to any proceeds at year end.

REPORT OF THE AUDIT COMMITTEE

     The functions of the Audit Committee of OMI Corporation are to review the Company's financial statements and reporting, its internal controls, the performance of its audit and internal functions and its compliance with legal and regulatory requirements. The Board has adopted a written charter setting out the audit related functions in more detail. A copy of the charter is attached to this proxy statement as Appendix A.

     In performance of its functions, the Committee reviewed the audited financial statements for the year 2001, discussed the statements with management, discussed the statements with Deloitte & Touche LLP, its external auditors, both with and without management present and received from, reviewed and discussed with Deloitte & Touche, a letter regarding the responsibilities of auditors, which letter and discussion included the items required by Independence Standards Board Standard No. 1 and Statement on Auditing Standards No. 61 (Communication with Audit Committees). As a result of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for fiscal year 2001.

     The members of the Audit Committee are "independent" for purposes of the New York Stock Exchange listing standards, which means that no member of the Committee has a relationship to OMI or it management which may interfere with its independence.

                                                       Edward Spiegel, Chairman
                                                       James N. Hood
                                                       Michael Klebanoff

COMPENSATION COMMITTEE

     The OMI Board of Directors' Compensation Committee, which is responsible for the administration of OMI's senior executive compensation program, is composed entirely of independent outside directors. The Compensation Committee reviews all aspects of senior executive compensation and recommends to the Board of Directors annual and long-term components of the compensation of the Chief Executive Officer and named executive officers.

REPORT ON SENIOR EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

     OMI's senior executive compensation program is designed to ensure that OMI can attract and retain executives who will contribute to OMI's success by their ability, ingenuity and industry experience, and to enable these executives to participate in the long-term success and growth of OMI by giving them a proprietary interest in OMI. OMI's senior executive compensation program recognizes and encourages individual skills, commitment to corporate goals, and contributions to Company and shareholder interests. The Compensation Committee believes that the Company's compensation for senior executives is comparable to that of competitors and serves the interest of shareholders.

COMPENSATION PHILOSOPHY

     OMI's senior executive compensation program, which governs compensation paid to senior executive officers is designed to:

     (1) encourage senior executives to identify with the goals and objectives of the Company and to reward the achievement of those goals and objectives;

     (2) acknowledge individual contributions of executives in achieving corporate goals;

     (3) encourage executives to be creative and aggressive, within the bounds of sound reason, in working toward Company and shareholder objectives;

     (4) sufficiently relate compensation to performance to encourage highly focused attention to corporate goals, while at the same time incorporating recognition of the cyclical nature of the shipping industry;

     (5) provide an appropriate mix of short and long-term compensation to reward both current performance and future commitment to OMI; and

     (6) establish a working environment that encourages talent, rewards good judgment, and maintains a quality working environment.

     In the highly cyclical bulk shipping market, the knowledge and judgment of a company's senior executives are particularly critical to the success of the enterprise. A lost opportunity may not be presented again for many years. Therefore, OMI's senior executive compensation program takes into account not only the normal financial considerations, but also, through discussions with the Company's senior executives and through presentations at Board of Directors meetings, an assessment of how well the executive has judged and reacted to the programs and opportunities presented to OMI in the course of market changes.

     OMI's senior executive compensation program includes base salary and a program which provides both bonus based upon the Company's financial performance and equity participation in the Company which rewards the performance of the Company's stock price. All of the senior executives have stock options, restricted shares and stock. The executives have the incentive to make strategic decisions that will position the Company for future long-term success, improve the efficiency, quality and safety of shipping operations and efforts to develop and improve the business of the Company.

ANNUAL COMPENSATION AND LONG TERM AWARDS

     Base salaries of OMI's Chief Executive Officer and other named executive officers are listed in the Executive Compensation Table on page 6. Base salaries are reviewed annually by the Compensation Committee. Upward adjustments of base salaries are determined by an assessment of the base salaries included in employment contracts for the Chief Executive Officer and the other named executive officers, recent issues and difficulties addressed by the Chief Executive Officer and the other named executive officers, efforts expended to carry out job responsibilities, general pay practices of similar companies with similar job categories and internal equity considerations. OMI tries to maintain a competitive salary structure in comparison to the median salaries paid in the shipping industry in order to attract and retain the highly qualified individuals necessary to ensure OMI prospers and rewards shareholder confidence.

     Bonuses, along with increases in base salaries, provide the short-term incentive portion of executive compensation at OMI. The Board of Directors approved a plan in 2001 which provides bonuses based on the Company's financial performance.

     Because 2001 was a record year for the Company, the Board of Directors increased the salary component and made grants of restricted stock to each of the executive officers as the long term incentive component of compensation. This was done after review by the Compensation Committee of both the performance by each executive and the comparable compensation paid to similarly situated companies.



                                            COMPENSATION COMMITTEE



                                            James D. Woods, Chairman
                                            Donald C. Trauscht

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee comprises Messrs. Woods and Trauscht, both of whom are directors of the Company and neither of whom are or were officers of the Company or any of its subsidiaries. Neither provided other services to the Company nor received other remuneration from the Company in 2001.

NOMINATING COMMITTEE

     In early 2002, the Board of Directors established a Nominating Committee and elected Messrs. Trauscht and Woods, both outside Directors as its members. The Committee identified and interviewed Mr. Shapiro as a Director and recommended that the Board of Directors elect Mr. Shapiro as a Class I Director. The Committee also recommended the re-election of the Class I Directors.

COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index commencing 1998, as the Company first traded publicly on June 18, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
            AMONG OMI CORPORATION, DOW JONES EQUITY MARKET INDEX AND
                      DOW JONES MARINE TRANSPORTATION INDEX
                         FISCAL YEAR ENDING DECEMBER 31


                           [REPRESENTATION OF CHART]

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 6/30/98)


-------------------------------------------------------------------------------------------------------
   TOTAL RETURN ANALYSIS             6/30/1988    12/31/1998    12/31/1999    12/31/2000     12/31/2001
-------------------------------------------------------------------------------------------------------
OMI CORPORATION                       $100.00       $ 41.00       $ 26.00        $ 80.00       $ 49.44
-------------------------------------------------------------------------------------------------------
DOW JONES MARINE TRANSPORT INDEX      $100.00       $ 75.00       $106.00        $131.00       $134.19
-------------------------------------------------------------------------------------------------------
DOW JONES US TOTAL MARKET INDEX       $100.00       $108.00       $132.00        $120.00       $105.70
-------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

     The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on June 18, 1998.

AUDIT COMMITTEE CHARTER

     On February 10, 2000 the Board of Directors adopted the Audit Committee Charter, a copy of which is appended hereto as Appendix 1. The Charter sets forth the organizational parameters, role and responsibility of the Audit Committee. All members of the Audit Committee are "independent" as defined in the New York Stock Exchange's listing standards.

FEES OF AUDITORS

     Audit fees billed by Deloitte & Touche LLP for the fiscal year 2001 were $252,850. The aggregate fees billed for all other services rendered by Deloitte & Touche LLP in the 2001 fiscal year were $181,000, which comprises fees for employee benefit plans and statutory audits, consultation on accounting issues, tax services, consents and other matters related to SEC registration statements, and other regulatory matters.

APPROVAL OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as auditors of OMI and various subsidiaries for the year 2002. A representative of Deloitte & Touche LLP, who have been the auditors of OMI since its spin-off in 1998, is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the appointment of Deloitte & Touche LLP as auditors for 2002.

SECTION 16(a) REPORTING

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and holders of more than 10% of the Company's common stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the copies of such reports furnished to the Company, the Company believes that all reports by such reporting persons were timely filed.

OTHER MATTERS

     OMI has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

     Copies of OMI's Annual Report on Form 10-K, excluding exhibits, are available to any stockholder, at no charge, by writing to: Corporate Relations Department, OMI Corporation, One Station Place, Stamford, CT 06902. OMI's Annual Report is also posted on the Company's website: www.omicorp.com.

SHAREHOLDER PROPOSALS

     Any proposals of stockholders to be presented at OMI's next Annual Meeting must be received at OMI's principal executive offices, One Station Place, Stamford, CT 06902, Attention: Secretary, not later than December 31, 2002, for inclusion in OMI's proxy statement and form of proxy relating to that Annual Meeting. A shareholder who intends to present an item of business at the 2003 Annual Meeting of Stockholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Secretary of the Company on or before March 6, 2003.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 has been mailed to Stockholders.

                                              By Order of the Board of Directors


                                              /s/ FREDRIC S. LONDON
                                              ----------------------------------
                                                  Fredric S. London
                                                  Secretary

Stamford, Connecticut
April 8, 2002

                                                                    APPENDIX 1

                             AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of OMI Corporation (the "Corporation") will be organized consistent with the following significant parameters:

     SIZE OF THE COMMITTEE: The Committee will have three members.

     QUALIFICATIONS: Committee members must be "Independent Directors" of the company. (Members of the Committee will be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.) In addition, each Committee member must be "Financially Literate" or must achieve this status through training within six months of being appointed to the Committee (for these purposes, "Financial Literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

     FREQUENCY OF MEETINGS: The Committee will meet at such times it deem necessary to completely discharge its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each Committee member will be selected by the Chairman of the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Committee will be selected by the Chairman of the Board of Directors and will serve in that capacity for one year. The Chairman must have academic training in accounting or current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a Corporation). The Chairman can serve successive terms in this capacity without limitation.

     ROLE AND RESPONSIBILITY: The function of the Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving the Corporation and including, unless otherwise specified, any of its direct or indirect subsidiaries:

          1. Review and approval of the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommendations to the Board regarding the Board's execution of them;

          2. Such review of the annual financial statements, annual reports and registration statements of the Corporation's direct or indirect subsidiaries as in the Committee's judgment is appropriate in order to fulfill its responsibilities;

          3. Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

          4. Review of the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

          5. Review of the non-audit professional services provided by the Corporation's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants;

          6. Recommendations to the Board regarding the engagement of independent public accountants;

          7. Review of the Corporation's processes to maintain an adequate system of internal controls;

          8. Review of the scope and results of the Corporation's internal audit plans and procedures;

          9. Review of travel and entertainment expenses reported by the executive officers of the Corporation;

          10. Direction and supervision of investigations into matters within the scope of the Committee's duties;

          11. Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

          12. Such other duties and responsibilities as may be assigned to the Committee by the Board.

     In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the internal auditors, the General Counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. The Corporation's independent public accountants will have full access to the Committee.

                                                                      [OMI LOGO]




                                                                 OMI CORPORATION




                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT
                                                                  ANNUAL MEETING
                                                                 OF STOCKHOLDERS
                                                                    MAY 23, 2002
                                                                       9:00 A.M.
                                                     THE NEW YORK HELMSLEY HOTEL
                                                            212 EAST 42ND STREET
                                                              NEW YORK, NEW YORK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 OMI CORPORATION

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned stockholder of OMI CORPORATION (the "Corporation") does hereby constitute FREDRIC S. LONDON, KATHLEEN C. HAINES, and MARK A. LOWE, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all the shares of Common Stock owned by the undersigned in the Corporation at the Annual Meeting of Stockholders of the Corporation, to be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York on Thursday May 23, 2002 at 9:00 A.M., on all matters as may properly come before the meeting, as set forth in the Notice of Annual Meeting of Stockholders, dated April 8, 2002 and at any and all adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS. IF NO SPECIFICATION IS MADE AS TO ANY PROPOSAL, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                OMI CORPORATION

                                  MAY 23, 2002

            |                                                      |
            |                                                      |
            V   PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED    V
--------------------------------------------------------------------------------

                                                                       |
                                                                       |
                                                                       |
                                                                        ----

A[x]   PLEASE MARK YOUR          ___
       VOTES AS IN THIS          |
       EXAMPLE.                  |



                                     WITHHOLD
                                     AUTHORITY
                                  TO VOTE FOR ALL
                                     NOMINEES
                            FOR    LISTED BELOW
PROPOSAL 1:                 [ ]         [ ]         FOR election of the
Election of Directors                               following three CLASS I
                                                    directors for a
(INSTRUCTIONS: TO WITHOLD VOTE FOR INDIVIDUAL       three year term, each
NOMINEE(S): write that nominee(s) name in the       to hold office until
space provided below).                              his successor shall be
                                                    elected and qualified:
_____________________________________________           Robert Bugbee
                                                        James N. Hood
                                                        Philip J. Shapiro


PROPOSAL 2: RATIFICATION OF THE          FOR  AGAINST  ABSTAIN
APPOINTMENT OF DELOITTE & TOUCHE         [ ]    [ ]       [ ]
LLP AS AUDITORS OF THE CORPORATION
FOR THE YEAR 2002.

               The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposal 2.

               This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are given with respect to all or some items, as to such items, this Proxy will be voted FOR Proposals 1 and 2.


SIGNATURE(S) ______________________________________ DATE: ______________, 2002

(NOTE: Please mark, date and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or Guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.